Exhibit 99.1

Synaptics Reports Fourth Quarter and Full Year Fiscal 2024 Results

Q4’24 Financial Results and Recent Business Highlights

•
Revenue of $247.4 million
•
GAAP gross margin of 45.8 percent
•
Non-GAAP gross margin of 53.4 percent
•
GAAP diluted earnings per share of $5.22
•
Non-GAAP diluted earnings per share of $0.64

SAN JOSE, Calif., – August 8, 2024 – Synaptics Incorporated (Nasdaq: SYNA), today reported financial results for its fourth quarter and full year of fiscal 2024 ended June 29, 2024.

Net revenue for the fourth quarter of fiscal 2024 was $247.4 million. GAAP net income for the fourth quarter of fiscal 2024 was $208.3 million, or an income of $5.22 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2024 was $25.6 million, or $0.64 per diluted share.

For the full year fiscal 2024, net revenue was $959.4 million. GAAP gross margin for fiscal 2024 of 45.8 percent compared to 52.8 percent in the prior year; and non-GAAP gross margin of 53.0 percent compared to 60.1 percent in the prior year. GAAP net income for the recently completed fiscal year was $125.6 million or $3.16 per diluted share. Non-GAAP net income for the recently completed fiscal year was $89.4 million or $2.25 per diluted share.

“While fiscal year 2024 was challenging in terms of channel inventory and deteriorating end demand, we enter fiscal 2025 in a much better position. Supply chain challenges are largely a thing of the past and the demand environment, particularly in our primary areas of focus, continues to improve. Our Core IoT products grew 63% year-over-year in the fourth quarter led by our wireless group which should continue to show near term progress. Longer term, with the launch of our native-AI compute platform, Astra, we are poised to generate content gains at both new and existing customers. In short, we believe we have the right product roadmap to deliver sustainable, profitable growth.” said Michael Hurlston, Synaptics’ President and CEO.

Business Outlook
Mr. Hurlston added, “Our guidance for the first quarter of fiscal 2025 shows sequential improvement in revenue. While near term demand signals are better, we remain cautious due to a slow recovery in our end markets and limited visibility across the next few quarters. Our balance sheet remains strong, providing the company with ample flexibility to drive growth and fund our strategic initiatives.”

For the first quarter of fiscal 2025, the company expects:

	GAAP	Non-GAAP Adjustment	Non-GAAP
Revenue	$255M ± $15M	N/A	N/A
Gross Margin*	45.0 percent ± 1.5 percent	$22M	53.5 percent ± 1.0 percent
Operating Expense**	$135M ± $4M	$39M ± $2M	$96M ± $2M

*Non-GAAP gross margin excludes intangible asset amortization and share-based compensation.

** Non-GAAP operating expense excludes share-based compensation, restructuring costs and intangible asset amortization.

Earnings Call and Supplementary Materials
The Synaptics fourth quarter 2024 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, August 8, 2024, during which the company will provide forward-looking information.

Speakers:

•
Michael Hurlston, President and Chief Executive Officer
•
Ken Rizvi, Chief Financial Officer
•
Matt Padfield, Vice President FP&A

To participate on the live call, analysts and investors should pre-register at Synaptics Q4 FY2024 Earnings Call Registration.

(https://register.vevent.com/register/BI2bc08f03d13942d0805b232e6eca6eef). Supplementary slides, a copy of the prepared remarks, and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s Website at https://investor.synaptics.com/.

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car and on the go. Synaptics is the partner of choice for the world’s most innovative intelligent system providers who are integrating multiple experiential technologies into platforms that make our digital lives more productive, insightful, secure and enjoyable. These customers are combining Synaptics’ differentiated technologies in touch, display and biometrics with a new generation of advanced connectivity and AI-enhanced video, vision, audio, speech and security processing. Follow Synaptics on LinkedIn, X and Facebook, or visit synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses and Non-GAAP operating margin, for similar reasons.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:

Acquisition and integration related costs

Acquisition and integration related costs primarily consist of:

•
amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•
inventory fair value adjustments affecting the carrying value of inventory acquired in an acquisition;
•
transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees; and
•
legal and consulting costs associated with acquisitions, including non-recurring post-acquisition costs and services.

These acquisition and integration related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units, performance stock units, phantom stock units and the employee stock purchase plan. Share-based compensation settled with stock, which includes stock options, deferred stock units, market stock units, performance stock units and the employee stock purchase plan, is a non-cash expense, while share-based compensation settled with cash, which includes phantom stock units, is a cash expense. Settlement of all employee equity award programs, whether settled with cash or stock, varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying methodologies and assumptions used.

Amortization of prepaid development costs

Amortization of prepaid development costs represents the amortization of the estimated cost to develop certain future roadmap devices designed in advance process nodes in connection with an acquisition. The amortization of prepaid development costs represents a non-cash charge. As a result, the company excludes amortization of prepaid development costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for amortization of prepaid development costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by the amortization of prepaid development costs.

Intangible asset impairment charge

Intangible asset impairment charge represent the excess carrying value of an indefinite-lived asset over its fair value. The intangible asset impairment charge is a non-cash charge. The company excludes intangible asset impairment charge from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures, reflecting adjustments for intangible asset impairment charge, provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by the intangible asset impairment charge.

Restructuring costs

Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination and office closure costs, including the reversal of such costs. These costs are generally cash-based. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Site remediation accrual

Site remediation accrual represents an update to the estimated future costs associated with the ongoing planning and remediation of a site contamination project from an acquisition. As we evaluate progress on our ongoing remediation effort and as we work with governmental organizations to update our remediation plan to meet the evolving guidelines, we estimate costs associated with plan revisions to determine if our liability has changed. Excluding the site remediation accrual from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with the site remediation accrual.

Legal or vendor settlement accruals

Legal or vendor settlement accruals represent our estimated cost of settling legal or vendor claims that are unusual or infrequent. As a result, the company will exclude these settlement charges from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting an adjustment for settlement charges provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by unusual or infrequent settlement accruals designed to address non-recurring or non-routine costs.

Other non-cash items

Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Non-GAAP tax adjustments

The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the temporary reduction in demand for our products resulting from accumulated inventories held by our customers and channel partners; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q; and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:
Munjal Shah

Head of Investor Relations

munjal.shah@synaptics.com

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 2024	June 2023
ASSETS
Current Assets:
Cash and cash equivalents	$876.9	$924.7
Short-term investments	—	9.6
Accounts receivable, net	142.4	163.9
Inventories, net	114.0	137.2
Prepaid expenses and other current assets	29.0	36.6
Total current assets	1,162.3	1,272.0
Property and equipment at cost, net	75.5	66.4
Goodwill	816.4	816.4
Purchased intangibles, net	288.4	298.5
Non-current other assets	482.4	158.1
	$2,825.0	$2,611.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$87.5	$45.8
Accrued compensation	27.4	45.9
Income taxes payable	42.2	54.0
Other accrued liabilities	114.1	108.4
Current portion of debt	6.0	6.0
Total current liabilities	277.2	260.1
Long-term debt	966.9	972.0
Other long-term liabilities	114.1	135.9
Total liabilities	1,358.2	1,368.0

Stockholders' Equity:
Common stock and additional paid-in capital	1,107.1	1,009.3
Treasury stock	(878.0)	(878.0)
Accumulated other comprehensive income	—	—
Retained earnings	1,237.7	1,112.1
Total stockholders' equity	1,466.8	1,243.4
	$2,825.0	$2,611.4

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 2024	June 2023	June 2024	June 2023
Net revenue	$247.4	$227.3	$959.4	$1,355.1
Acquisition related costs (1)	17.8	24.5	64.3	95.0
Cost of revenue	116.2	101.6	455.3	544.2
Gross margin	113.4	101.2	439.8	715.9
Operating expenses:
Research and development	84.4	84.5	336.3	351.2
Selling, general, and administrative	38.8	46.2	161.3	175.0
Acquired intangibles amortization (2)	3.9	8.5	17.3	35.4
Intangible asset impairment charges (3)	16.0	—	16.0	—
Restructuring costs (4)	1.4	—	10.5	—
Total operating expenses	144.5	139.2	541.4	561.6
Operating (loss) income	(31.1)	(38.0)	(101.6)	154.3
Interest and other expense, net	(5.6)	(6.3)	(23.0)	(28.3)
(Loss) income before provision for income taxes	(36.7)	(44.3)	(124.6)	126.0
(Benefit) provision for income taxes (5)	(245.0)	(20.9)	(250.2)	52.4
Net income (loss)	$208.3	$(23.4)	$125.6	$73.6
Net income (loss) per share:
Basic	$5.27	$(0.59)	$3.20	$1.86
Diluted	$5.22	$(0.59)	$3.16	$1.83
Shares used in computing net income (loss) per share:
Basic	39.5	39.4	39.2	39.6
Diluted	39.9	39.4	39.7	40.2

(1) These acquisition related costs consist primarily of amortization of acquired intangible assets and inventory fair value adjustments associated with acquisitions.

(2)These acquisition related costs consist primarily of amortization associated with certain acquired intangible assets.

(3) Intangible asset impairment charges represent the excess carrying value of certain indefinite-lived asset over its fair value.

(4) Restructuring costs primarily include severance related costs and facility consolidation costs associated with operational restructurings and acquisitions.

(5) The three months and year ended June 2024 provision for income taxes primarily reflects a one-time deferred tax benefit from the domestication, for US tax purposes, of certain foreign subsidiaries including the onshoring of certain intellectual property.

SYNAPTICS INCORPORATED
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 2024	June 2023	June 2024	June 2023
GAAP gross margin	$113.4	$101.2	$439.8	$715.9
Acquisition related costs	17.8	24.5	64.3	95.0
Share-based compensation	1.0	1.0	4.2	4.0
Non-GAAP gross margin	$132.2	$126.7	$508.3	$814.9
GAAP gross margin - percentage of revenue	45.8%	44.5%	45.8%	52.8%
Acquisition related costs - percentage of revenue	7.2%	10.8%	6.7%	7.0%
Share-based compensation - percentage of revenue	0.4%	0.4%	0.5%	0.3%
Non-GAAP gross margin - percentage of revenue	53.4%	55.7%	53.0%	60.1%
GAAP research and development expense	$84.4	$84.5	$336.3	$351.2
Share-based compensation	(15.3)	(13.2)	(61.0)	(52.7)
Amortization prepaid development costs	—	—	—	(5.8)
Non-GAAP research and development expense	$69.1	$71.3	$275.3	$292.7
GAAP selling, general, and administrative expense	$38.8	$46.2	$161.3	$175.0
Share-based compensation	(10.3)	(16.0)	(53.7)	(65.9)
Site remediation accrual	—	—	(1.6)	—
Acquisition/divestiture related costs	—	—	—	(1.8)
Legal settlements, vendor settlement accrual and other	(1.1)	(4.0)	(1.1)	(4.0)
Non-GAAP selling, general, and administrative expense	$27.4	$26.2	$104.9	$103.3
GAAP operating (loss) income	$(31.1)	$(38.0)	$(101.6)	$154.3
Acquisition and integration related costs	21.7	33.0	81.6	132.2
Share-based compensation	26.6	30.2	118.9	122.6
Site remediation accrual	—	—	1.6	—
Legal settlements, vendor settlement accrual and other	1.1	4.0	1.1	4.0
Restructuring costs	1.4	—	10.5	—
Intangible asset impairment	16.0	—	16.0	—
Amortization prepaid development costs	—	—	—	5.8
Non-GAAP operating income	$35.7	$29.2	$128.1	$418.9
GAAP net income (loss)	$208.3	$(23.4)	$125.6	$73.6
Acquisition and integration related costs	21.7	33.0	81.6	132.2
Share-based compensation	26.6	30.2	118.9	122.6
Restructuring costs	1.4	—	10.5	—
Intangible asset impairment	16.0	—	16.0	—
Site remediation accrual	—	—	1.6	—
Amortization prepaid development costs	—	—	—	5.8
Legal settlements, vendor settlement accrual and other	1.1	4.0	1.1	4.0
Other non-cash items	0.7	0.6	2.6	2.6
Non-GAAP tax adjustments (1)	(250.2)	(24.9)	(268.5)	(14.4)
Non-GAAP net income	$25.6	$19.5	$89.4	$326.4
GAAP net income (loss) per share - diluted	$5.22	$(0.59)	$3.16	$1.83
Acquisition/divestiture and integration related costs	0.54	0.84	2.08	3.29
Share-based compensation	0.67	0.77	3.03	3.05
Restructuring costs	0.04	—	0.27	—
Intangible asset impairment	0.40	—	0.41	—
Site remediation accrual	—	—	0.04	—
Amortization prepaid development costs	—	—	—	0.14
Legal settlements, vendor settlement accrual and other	0.03	0.10	0.03	0.10
Other non-cash items	0.02	0.02	0.07	0.06
Non-GAAP tax adjustments (1)	(6.28)	(0.64)	(6.84)	(0.35)
Share adjustment	—	(0.01)	—	—
Non-GAAP net income per share - diluted	$0.64	$0.49	$2.25	$8.12

(1) The three months and year ended June 2024 income tax impact of non-GAAP adjustments, primarily reflects a one-time deferred tax benefit from the domestication, for US tax purposes, of certain foreign subsidiaries including the onshoring of certain intellectual property.

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED CASH FLOWS
(In millions)
(Unaudited)

	Year Ended
	June 2024	June 2023
Net income	$125.6	$73.6
Non-cash operating items	(19.8)	281.3
Changes in working capital	30.1	(23.4)
Provided by operating activities	135.9	331.5

Acquisition and investments	—	(15.5)
Advance payment on intangible assets	(120.3)	—
Net proceeds from maturities and sales of short-term investments and other	9.9	44.6
Purchase of property and equipment and other	(47.3)	(35.1)
Used in investing activities	(157.7)	(6.0)

Repurchases of common stock	—	(183.4)
Equity compensation, net	(21.0)	(36.9)
Payment of debt obligations	(7.5)	(6.0)
Other	3.4	5.0
Used in financing activities	(25.1)	(221.3)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	(3.5)
Net change in cash and cash equivalents	(47.8)	100.7
Cash and cash equivalents at beginning of period	924.7	824.0
Cash and cash equivalents at end of period	$876.9	$924.7